July 29, 2014

To all members of FHLBank Pittsburgh:

This brochure provides a synopsis of the changes included in the Bank’s amended Capital Plan and one additional change, a reduction in required membership stock, which will be implemented immediately following the Capital Plan amendment. The effective dates are October 6 and October 7, 2014.

Overview of Changes

•	Creates two subclasses of stock: B1 membership and B2 activity, but no differentiation in dividends throughout 2014

•	Widens the requirement ranges for activity stock, but no changes to current requirements

•	Reduces the membership stock requirement

Why Amend the Capital Plan Now?

Today, as the Bank’s retained earnings are at historic high levels, it has become necessary to evaluate anew how the Bank is capitalized. The Bank’s capital structure primarily consists of retained earnings and member-contributed capital stock. Holding too much total capital hinders the Bank’s ability to optimize financial performance. Therefore, a key driver of this Capital Plan amendment has been a need to strike the appropriate balance between retained earnings and member-contributed capital stock, and then within the capital stock component, the proper mix of membership stock and activity stock.
The Bank has historically capitalized itself with membership stock and activity stock and will continue to do so. Membership stock provides required capital while activity stock maintains the dynamic nature of the balance sheet. Scalability – the ability to grow and shrink with business needs – is a crucial element of the FHLBank business model and a main reason the Bank has an ability to optimize financial returns in all business cycles.

Guiding Principles for Changes to the Capital Framework

To guide the development of this amendment, the Board of Directors and management identified the following principles:

•	Provide liquidity on demand

•	Preserve par value of capital stock

•	Optimize financial returns within the Bank’s risk appetite

•	Create flexibility to reward users of the cooperative: cost of membership goes down; return on activity goes up

In addition to this written summary, we have created an online compilation of capital-related materials including the amendment itself and our SEC filings. These materials are available in the new “Capital Corner” section on our member news site, FHLBank At A Glance, for your convenience.

As always, we appreciate the confidence and support of our membership.

Winthrop Watson

2014 Capital Plan Amendment

Summary of Modifications

	Current (before 10/6/14)	New (on and after 10/6/14)
Stock subclasses	none	B1 Membership
B2 Activity
MAV range: 0.05% - 1.00%	Requirement = 0.35%	Requirement = 0.10% starting 10/7
Activity stock requirement ranges:
Advances	3.00% — 6.00%	2.00% — 6.00%
MPF® program	0.00% — 6.00%	0.00% — 6.00%
Letters of credit	0.00% — 3.00%	0.00% — 4.00%
Forward-commitment advances	none	0.00% — 6.00%

Dividend distinctions	none	B1 and B2 paid same throughout 2014; in 2015 and beyond, B2 may have higher dividends

Subclasses of Capital Stock

New under this Capital Plan amendment is the creation of two subclasses of capital stock:

•	B1 – membership stock

•	B2 – activity stock

Having these two types of stock is not new; however, segregating them as stock subclasses provides an opportunity for dividend differentiation, which is new.

Membership Capital Stock Requirement

The membership stock requirement can be thought of as the cost of membership in FHLBank Pittsburgh. This requirement, calculated annually, is based on each member’s individual membership asset value (MAV) multiplied by a percentage. Under the new capital framework, the cost of membership drops from 0.35% of MAV to 0.10% of MAV, as of October 7, 2014. The impact of this change is a lower investment for the same access to liquidity and other membership benefits.

Timing of Membership Capital Change and Repurchase

The new percentage amount becomes effective on October 7, 2014, the day after the two subclasses of stock become effective. As a result of this reduction in the membership stock requirement, virtually all members will have excess capital stock. Excess stock will be repurchased on the regular monthly repurchase date, which is the third Wednesday of the month: October 15, 2014.

Membership Capital Stock Ranges and Requirements

% range applied to	% requirement on	% requirement on	Caps and floors (unchanged)
MAV	and before 10/6/14	and after 10/7/14
0.05 – 1.00	0.35	0.10	$45 million / $10 thousand

Activity Capital Stock Requirements

Activity stock requirements can be thought of as the mechanism for ensuring scalability in the Bank’s balance sheet, a crucial element of liquidity on demand and optimal financial returns. Under the new Capital Plan amendment, the ranges for the amount of stock have been expanded for certain products, and a capital stock requirement for forward-commitment advances has been introduced. Although the ranges have changed, the current requirements have not.

Activity Capital Stock Requirements

Activities requiring capital stock purchase	Requirement	(unchanged)
Advances	4.00%
MPF	4.00%
Letters of Credit	0.75%
Forward-commitment advances*	none

*	Note that a requirement for forward-commitment advances has been introduced, although at this time the amount required has been set at 0%.

Dividend Expectations

The creation of two subclasses of capital stock provides the opportunity to reward users of the cooperative through dividend differentiation. Product usage, particularly advances, MPF mortgages and letters of credit, is a key driver of the Bank’s financial success, and therefore, management and the Board believe that users of the cooperative should receive favorable dividends for their usage.

For the remainder of 2014, both B1 and B2 stock will receive the same dividend (third quarter paid in October of 2014 and fourth quarter paid in February of 2015). However, management and the Board continue to discuss the potential for B2 stock to receive a higher dividend than B1 stock in 2015.

For additional information, please visit the “Capital Corner” on FHLBank At A Glance or call your Relationship Manager. As always, you may call the Product Delivery Service Center at 1-800-288 3400, option 2.

“MPF” is a registered trademark of the Federal Home Loan Bank of Chicago

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, economic and market conditions, real estate, credit and mortgage markets; volatility of market prices, rates and indices related to financial instruments; political, legislative, regulatory, litigation or judicial events or actions; changes in assumptions used in the quarterly other-than-temporary impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology risks; and timing and volume of market activity. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement.